Exhibit 13.1

FORM OF 906 CERTIFICATION

     The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2004 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Hector Lopez Vilaseco, the Chief Executive Officer and Alejandro Gonzalez Dale, the Chief Financial Officer of Empresa Nacional de Electricidad S.A. (“Endesa-Chile”), each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Endesa-Chile.

Date: June 10, 2005

/s/ Hector Lopez Vilaseco
Name: Hector Lopez Vilaseco Chief Executive Officer

/s/ Alejandro Gonzalez Dale
Name: Alejandro Gonzalez Dale Chief Financial Officer